UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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QUICKSILVER RESOURCES INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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QUICKSILVER RESOURCES INC.

777 West Rosedale Street

Fort Worth, Texas 76104

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

When is the Annual Meeting?	•	9:00 a.m. Central Daylight Time, May 18, 2004.

Where is the Annual Meeting held?	•	Fort Worth Club 306 West Seventh Street Fort Worth, Texas 76102

What are the items of business?	•	Elect two directors.

	•	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

	•	Approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000.

	•	Approve an amendment to the Company’s 1999 Stock Option and Retention Stock Plan.

	•	Approve the Company’s 2004 Non-Employee Director Stock Option Plan.

	•	Transact such other business as may properly come before the meeting, and any adjournment or postponement thereof.

Who can vote?	•	You can vote if you were a stockholder of record on April 9, 2004. Your shares can be voted at the meeting only if you are present or represented by a valid proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy at your earliest convenience.

How can I vote?	•	Your vote is important. Please vote in one of the following ways:

	•	By mail – mark, sign, date and promptly return the enclosed proxy card in the pre-addressed, postage-paid envelope; or

	•	In person – submit a ballot at the Annual Meeting of Stockholders on May 18, 2004.

John C. Cirone

Vice President, General Counsel and Secretary

April 21, 2004

i

QUICKSILVER RESOURCES INC.

777 West Rosedale Street

Fort Worth, Texas 76104

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of this proxy statement?

The purpose of this proxy statement is to provide information regarding matters to be voted on at the 2004 Annual Meeting of the Stockholders of Quicksilver Resources Inc. (the “Annual Meeting”). Additionally, it contains certain information that the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (the “NYSE”) require Quicksilver Resources Inc. (the “Company” or “QRI”) to provide annually to its stockholders. The proxy statement is also the document used by QRI’s Board of Directors (the “Board”) to solicit proxies to be used at the Annual Meeting. The Company pays the costs of soliciting proxies. Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting.

When is the proxy statement being mailed?

This proxy statement is first being mailed to our stockholders on or about April 21, 2004.

Who is entitled to vote on the matters discussed in the proxy statement?

You are entitled to vote if you were a stockholder of record of QRI stock as of the close of business on April 9, 2004. Your shares can be voted at the meeting only if you are present or represented by a valid proxy. If your shares are held in street name, you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the Annual Meeting.

How can I vote?

You can vote in person by completing a ballot at the Annual Meeting, or you can vote prior to the meeting by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy at your earliest convenience. You may vote by proxy by mail as discussed below.

How do I vote by proxy?

If you choose to vote your shares by proxy, mark the proxy card, date and sign it, and return it in the pre-addressed, postage-paid envelope provided. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted as recommended by the Board. If you mail the proxy card, but fail to sign it, your vote cannot be counted. Your completed and signed proxy card must be received no later than May 17, 2004.

Can I change my mind after I vote?

If you vote by proxy, you can revoke that proxy at any time before it is voted at the Annual Meeting. You can do this by:

•	signing another proxy card with a later date and returning it prior to the Annual Meeting; or

•	attending the Annual Meeting in person and casting a ballot.

What constitutes a quorum for the Annual Meeting?

A majority of the Company’s common stock entitled to vote must be present, either in person or by proxy, in order to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and “broker non-votes” (which are shares with respect to which the broker or nominee is not authorized to vote on a proposal) will be counted for purposes of determining whether a quorum is present at the meeting.

How many votes are required to elect the director nominees?

Directors are elected by a plurality of the votes, which means that the two nominees who receive the highest number of properly executed votes will be elected as directors. Abstentions and broker non-votes will not be counted in determining the number of votes cast for those nominees.

How many votes are required to approve the other matters to be voted on?

The affirmative vote of a majority of the shares voted, either in person or by proxy, at the Annual Meeting is needed to approve (i) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004, (ii) the amendment to the Company’s 1999 Stock Option and Retention Stock Plan, and (iii) the Company’s 2004 Non-Employee Director Stock Option Plan. Consequently, abstentions and broker non-votes will not have any effect on the outcome of the vote on these matters.

The affirmative vote of a majority of the shares entitled to vote at the Annual Meeting is needed to approve the amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock. Therefore, abstentions and broker non-votes will have the same effect as votes against the proposal to amend the Company’s Restated Certificate of Incorporation.

How many votes am I entitled to per share?

Each share of Company common stock that you held on April 9, 2004 entitles you to one vote at the Annual Meeting. At the close of business on April 9, 2004, there were a total of 24,719,727 shares of common stock outstanding which are entitled to vote at the Annual Meeting.

CORPORATE GOVERNANCE MATTERS

The Board of Directors

At the date of this proxy statement, the Board consists of seven members, four of whom are non-employee directors.

Mr. James A. Hughes resigned from the Board on March 22, 2004 following more than two years of providing distinguished service and leadership. Prior to his resignation, Mr. Hughes served as an independent director on the Audit, Nominating and Corporate Governance and Compensation Committees.

The Board is currently divided into three classes with three-year terms. The terms are staggered so that the term of one class expires at each annual meeting of the Company’s stockholders. Two director nominees have been nominated for election at this Annual Meeting to serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2007.

The age, principal occupation and certain other information for each director nominee and other directors serving unexpired terms are set forth below:

Nominees for election at this meeting to a term expiring in 2007:

•	Anne Darden Self, 46, Vice President-Human Resources of the Company since 2000. QRI director since 1999. President, Mercury Exploration Company since 2000 and Vice President-Human Resources, Mercury Exploration Company, 1992-2000. Director, Mercury Exploration Company.

•	Steven M. Morris, 52, President, Morris & Company, a private investment firm since 1992. Certified Public Accountant. QRI director since 1999.

Directors whose terms expire in 2005:

•	Thomas F. Darden, 50, Chairman of the Board of the Company since 1999. QRI director since 1997. Director, Mercury Exploration Company.

•	D. Randall Kent, 78, Retired Vice President of General Dynamics Corporation. QRI director since 1999. Consultant, Lockheed-Martin Corporation.

•	Mark J. Warner, 40, Senior Vice President, Growth Capital Partners, L.P. since 2000. QRI director since 1999. Director of Domestic Finance, Enron Corporation, 1995-2000.

Directors whose terms expire in 2006:

•	Glenn Darden, 48, President and Chief Executive Officer of the Company since 1999. QRI director since 1997. Director, Mercury Exploration Company.

•	W. Yandell Rogers, III, 41, Chief Executive Officer of Priest River Ltd., a privately owned holding company since 2002. QRI director since 1999. Executive Officer, Ridgway’s, Inc., 1997-2002.

Family Relationship Between Directors

Thomas F. Darden, Glenn Darden and Anne Darden Self are siblings.

Independent Directors

An important component of a strong company is an independent Board that is accountable to the Company and its stockholders. The Company’s Board has been comprised of a majority of independent directors since 1999.

On March 2, 2004, the Board revised its existing independence standards to, among other things, reflect the revised independence considerations set forth in the listing standards of the NYSE. The categorical independence standards for directors adopted by the Board are attached to this proxy statement as Appendix A.

Pursuant to the Company’s Corporate Governance Guidelines, the Board undertook its annual review of director independence in March 2004. As a result of this review, the Board determined that each of Messrs. D. Randal Kent, Steven M. Morris, W. Yandell Rogers, III and Mark J. Warner satisfies the Company’s categorical independence standards and further determined that each of them is independent of the Company and its management within the meaning of the NYSE’s listing standards (such directors are referred to collectively as “Independent Directors” and individually as an “Independent Director”).

Corporate Governance Principles, Processes and Code of Business Conduct and Ethics

The role of the Board is to effectively govern the affairs of the Company for the benefit of its stockholders. Throughout 2003, the Board focused on implementing and refining its corporate governance principles and processes in an effort to continue the Company’s commitment to excellence. The culmination of such efforts are the revised Corporate Governance Guidelines and the Code of Business Conduct and Ethics. You may find the full texts of the Company’s Corporate Governance Guidelines and the Code of Business Conduct and Ethics, as well as the charters for each of the Audit Committee, Nominating and Corporate Governance Committee and the Compensation Committee in the Corporate Governance section of the Company’s website (http://www.qrinc.com/html/corpgov.htm) or submit a written request for a copy of any of these documents by writing to the Company’s Investor Relations Department at 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104. The Company intends to post any amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to a director of the Company or to the Company’s chief executive officer, principal financial officer or principal accounting officer) at this location on its website.

Committees of the Board

The Board has standing Audit, Nominating and Corporate Governance, and Compensation Committees, each of which is composed solely of Independent Directors. Messrs. Kent, Morris, Rogers, and Warner serve on each of these Committees.

Audit Committee. The purpose of the Audit Committee is to:

•	Oversee management’s conduct of the Company’s financial reporting process and systems of internal accounting and financial controls to assist in the Board’s oversight over: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualification and independence; and (iv) the performance of the Company’s internal audit function and independent auditors;

•	Select, determine the compensation of and monitor the independence and performance of the Company’s independent auditors;

•	Select, determine the compensation of and monitor the performance of the Company’s Director of Internal Audit;

•	Provide an avenue of communication among the independent auditors, management and the Board; and

•	Prepare the report that the SEC rules require be included in the Company’s annual proxy statement.

The charter of the Audit Committee was revised in March 2004 and is attached to this proxy statement as Appendix B. The Audit Committee met seven times during fiscal 2003 and took action by written consent once. The Board has determined that Mr. Morris, the Chair of the Audit Committee, is a “financial expert” within the meaning of applicable SEC regulations.

Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee (the “NCG Committee”) is to:

•	Identify individuals qualified to become members of the Board consistent with criteria approved by the Board;

•	Recommend director nominees for each annual meeting of the Company’s stockholders;

•	Develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

•	Oversee the evaluation of the Board and management.

The charter of the NCG Committee was revised in March 2004. In March 2004, the NCG Committee recommended to the Board that Ms. Self and Mr. Morris be nominated to serve as directors for a term ending on the date of the 2007 annual meeting.

In considering nominees for election as directors the NCG Committee takes into consideration the following criteria:

•	Personal and professional qualities, characteristics, attributes, accomplishments and reputation in the business community;

•	Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•	Skills and personality and how they fit with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	Diversity of viewpoints, background, experience and other demographics versus those of other directors and potential directors.

The NCG Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and Independent Directors, the need for Audit Committee expertise and its evaluations of other prospective nominees.

Stockholder Recommendations for Nomination of Directors. The NCG Committee will consider nominees for directors recommended by stockholders of the Company and will evaluate such nominees using the same criteria used to evaluate director candidates otherwise identified by the NCG Committee. Stockholders wishing to make such recommendations should write to the Nominating and Governance Committee c/o John C. Cirone, Secretary, Quicksilver Resources Inc., 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104. Stockholder recommendations for nominees should be delivered for receipt not more than 90 days and not less than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided that in the event that the date of the meeting of stockholders is more than 30 days before or after such anniversary date, stockholder recommendations for nominees should be delivered for receipt not later than the close of business on the 15th day following the earlier of the day the notice was mailed or public disclosure of the meeting was made. Persons making submissions should include (i) the name and address of the recommended nominee, (ii) the principal occupation or employment of the nominee, (iii) the number of shares of QRI common stock owned by the nominee, and (iv) other information that would be required to be disclosed in a proxy statement under the SEC rules.

Compensation Committee. The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of the Company’s executives.

The Compensation Committee’s responsibilities include:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation;

•	Reviewing and approving annual and long-term performance goals and objectives for the Company’s other executive officers;

•	Making recommendations to the Board with respect to non-CEO compensation, incentive compensation plans and equity-based plans;

•	Granting options and awards under the Company’s 1999 Stock Option and Retention Stock Plan;

•	Advising the Board with respect to the setting of compensation for executive officers whose compensation is not otherwise set by the Compensation Committee; and

•	Publishing an annual Compensation Committee Report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

The charter of the Compensation Committee was revised in March 2004. The Compensation Committee met three times during fiscal 2003 and took action by written consent once. The Compensation Committee is currently considering the desirability of agreements and other arrangements that would provide severance benefits to certain officers and other employees of the Company in certain circumstances following a change of control of the Company. As of the date of this proxy statement, no decision had been reached with respect to these matters.

Compensation of Directors

Directors who are also employees of the Company are not separately compensated for their services as directors. Non-employee directors received no cash remuneration during 2003 or in any prior year for serving on the Board, but historically have received stock-based compensation in amounts determined annually by the Board. In March 2003, the Board determined that director compensation for each non-employee director for a full year of service during 2003 should be $30,000, payable in the form of options to acquire common stock. Based upon a valuation determined using the Black Scholes option pricing model, each of Messrs. Kent, Morris, Rogers, Warner and Hughes was awarded an option to acquire 4,042 shares of common stock with:

•	A strike price of $24.10 per share, which represents the closing price of the common stock on March 10, 2003;

•	A vesting rate of 8.3333% per month beginning March 1, 2003, with full vesting on February 28, 2004; and

•	An expiration date of March 10, 2008.

In early 2004, the Board engaged compensation consultants to evaluate the competitiveness of the Company’s compensation program for its non-employee directors. The consultants determined that the Company’s average total compensation for its non-employee directors was significantly less than the average total compensation paid to non-employee directors of a peer group of companies identified by the consultants. Based upon the consultants’ findings, and in an effort to compete with its peer group, the Board determined that beginning in 2004 the compensation provided to the Company’s non-employee directors will consist of two components: (i) $35,000, payable in cash (or beginning in 2005, in options to acquire common stock, at the election of each director), and (ii) an additional $35,000 payable in options to acquire common stock. These options are the subject of Proposal 5 of this proxy statement and are subject to the approval of the Company’s stockholders at the Annual Meeting.

Presiding Director

In December 2003, to facilitate compliance with newly adopted NYSE rules, the Board created the new position of Presiding Director and elected Mr. Kent to fill it. Mr. Kent’s primary responsibility is to preside over regularly scheduled sessions of the Company’s non-management directors.

Communication With the Board

Any stockholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors (or one or more named individuals), Quicksilver Resources Inc., 777 West Rosedale Street, Fort Worth, Texas 76104. Additionally, a stockholder or other interested party can contact the non-management directors by using the information set forth in the Corporate Governance section of the Company’s website (http://www.qrinc.com/html/corpgov.htm).

Board, Committee and Annual Meetings

The Board held seven meetings during fiscal 2003 and took action by written consent four times. Each director attended at least 75% of the total number of meetings of the Board and committees on which he or she served. All of the directors attended the Company’s annual stockholders meeting in Fort Worth in May of 2003. Under the Company’s Corporate Governance Guidelines, each director is expected to dedicate adequate time, energy and attention to ensure the diligent performance of his or her duties which includes attending meetings of the Board and committees of which he or she is a member.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The following table presents information regarding beneficial ownership of common stock as of March 31, 2004. The table presents the beneficial ownership for: (i) each of the directors; (ii) each of the named executive officers; (iii) each person that the Company knows owns beneficially more than 5% of the issued and outstanding common stock; and (iv) all of the executive officers and directors as a group.

Directors, Executive Officers and 5% Stockholders	Beneficial Share Ownership
	Number of Shares	Percent of Outstanding Shares
Directors
Glenn Darden (1)(3)(4)	703,028	2.8%
Thomas F. Darden (1)(3)(4)	733,142	2.9%
Anne Darden Self (1)(3)(4)	574,551	2.3%
Steven M. Morris (2)	310,139	1.2%
D. Randall Kent (2)	19,995	*
W. Yandell Rogers, III (2)	20,495	*
Mark J. Warner (2)	14,245	*

Executive Officers not named above
Bill Lamkin (3)	183,415	*
Jeff Cook (3)	192,287	*
John C. Cirone (3)	408	*
Directors and executive officers as a group (5)	2,512,928	9.9%

Holders of 5% or more not named above
Mercury Exploration Company (6)(9)	4,602,145	18.5%
Quicksilver Energy, L.P. (7)(9)	3,030,861	12.2%
Darden family group (8)(9)	9,515,310	38.1%
Columbia Wanger Asset Management, L.P. (10)	1,298,900	5.2%

*	Indicates less than 1%

(1)	Includes with respect to Messrs. G. Darden and T. Darden and Ms. Self 113,350, 133,110, and 95,200 shares, respectively, owned by family member trusts of which he or she is a trustee, and 124,538 shares owned by The Discovery Fund, a charitable foundation of which each of them is a director. Does not include shares beneficially owned by Mercury Exploration Company (“Mercury”) or Quicksilver Energy, L.P. (“QELP”). See footnotes 6 and 7.
(2)	Includes with respect to each of Messrs. Morris, Kent, Rogers and Warner 12,376 shares subject to options that were vested as of, or will vest within 60 days following, March 31, 2004.
(3)	Includes with respect to each of the following individuals the following numbers of shares subject to options that were vested as of, or will vest within 60 days following, March 31, 2004: Mr. G. Darden 88,747; Mr. T. Darden 88,747; Ms. Self 3,737; Mr. Lamkin 101,386; Mr. Cook 105,697; and Mr. Cirone 408.
(4)	Includes with respect to each of the following individuals the approximate numbers of shares represented by units owned in a Unitized Stock Fund held through the Company’s 401(k) plan: Mr. G. Darden 1,093; Mr. T. Darden 15,739; and Ms. Self 7,303.
(5)

Includes 457,370 shares subject to options that were vested as of, or will vest within 60 days following, March 31, 2004, 124,538 shares owned by The Discovery Fund, 170,830 shares held in trusts of which Darden family members are co-trustees, 97,432 shares of MGV Energy Inc. which are exchangeable for the same number of the Company’s common stock and approximately 24,135 shares represented by units owned in a

Unitized Stock Fund held through the Company’s 401(k) plan. Does not include shares beneficially owned by Mercury or QELP. See footnotes 6 and 7.
(6)	Each of Messrs. G. Darden and T. Darden and Mses. Self and L. Darden are directors and stockholders of Mercury and, as such, share voting and investment power with respect to the 4,602,145 shares of the Company’s common stock beneficially owned by Mercury. Each of Messrs. G. Darden and T. Darden and Mses. Self and L. Darden disclaims beneficial ownership of all such shares and accordingly, such shares are not included in the shares reported as beneficially owned by Messrs. G. Darden or T. Darden or Mses. Self or L. Darden.
(7)	Pennsylvania Management Company (“Pennsylvania”), is the general partner of QELP and, as such, has voting and investment power with respect to 3,030,861 shares of the Company’s common stock held by QELP. Each of Messrs. G. Darden and T. Darden and Mses. Self and L. Darden are stockholders of Pennsylvania. Each of Pennsylvania and Messrs. G. Darden and T. Darden and Mses. Self and L. Darden disclaims beneficial ownership of all such shares and accordingly, such shares are not included in the shares reported as beneficially owned by Messrs. G. Darden or T. Darden or Mses. Self or L. Darden.
(8)	The Darden family group includes Mercury, QELP, The Discovery Fund, Messrs. T. Darden and G. Darden, Mses. Self and L. Darden and eight Darden family trusts which together beneficially own 9,515,310 shares, or approximately 38.1%, of the Company’s outstanding common stock.
(9)	The address of Mercury, QELP and the Darden family group is 777 West Rosedale Street, Fort Worth, Texas 76104.
(10)	Information presented is made in reliance on statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended. The filing by Columbia Wanger Asset Management, L.P. was made in February 2004, indicating shared voting power over 1,298,900 shares of the Company’s common stock. The address of Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

Equity Compensation Plan Information

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares of common stock reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	569,559	$8.03	325,001

Equity compensation plans not approved by stockholders (2)	59,797	$17.04	0

(1)	Consists of the 1999 Stock Option and Retention Stock Plan.
(2)	Consists of options granted to non-employee directors in 2003 and other prior years in the absence of a formal plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Compliance with Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company during, and with respect to, fiscal 2003, the Company believes that during fiscal 2003 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were in compliance with Section 16(a), with the following exceptions:

•	Mercury Exploration Company filed a Form 4 on August 28, 2003 for a transaction that occurred on March 30, 2003.

•	Each of Anne Darden Self, Glenn Darden and Thomas F. Darden filed a Form 4 on August 28, 2003 to reflect a change in their indirect beneficial ownership resulting from the transaction by Mercury referred to immediately above.

•	Robert N. Wagner filed a Form 4 on April 29, 2003 for a transaction that occurred on April 24, 2003.

•	Quicksilver Energy, L.P. filed a Form 3 on February 12, 2004 for a transaction that occurred on December 31, 2003.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding the compensation of the Company’s Chief Executive Officer and the four most highly-compensated executive officers other than the Chief Executive Officer.

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)
Glenn Darden President and Chief Executive Officer	2003 2002 2001	196,565 188,100 180,000	88,454 45,000 50,000	— — —	— — —	5,508 — 8,333	3,836 3,552 3,870

Thomas F. Darden Chairman of the Board and former Chief Executive Officer	2003 2002 2001	196,565 188,100 180,000	88,454 45,000 50,000	— — —	— — —	5,508 — 8,333	3,839 3,552 3,870

Bill Lamkin Executive Vice President and Chief Financial Officer	2003 2002 2001	176,908 169,290 162,000	66,341 35,000 37,500	— — —	— — —	4,284 — 6,250	3,441 3,185 3,471

Jeff Cook Senior Vice President	2003 2002 2001	180,969 156,750 150,000	76,875 37,500 37,500	0 0 0	— — —	4,590 — 6,250	4,006 2,941 3,206

John C. Cirone(2) Vice President, General Counsel and Secretary	2003 2002	146,300 70,000	43,890 10,000	0 0	— —	1,224 —	2,826 85

(1)	Consists of the Company’s contributions to its 401(k) plan and life insurance premiums.
(2)	Mr. Cirone joined the Company as Vice President, General Counsel and Secretary in July 2002.

Stock Options Granted in 2003

The following table contains information concerning stock option grants made to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2003. No stock appreciation rights were granted to the individuals during 2003. Each option has a maximum term of five years, subject to earlier termination in the event of the optionee’s cessation of employment with the Company.

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in 2003 (2)	Exercise Price per Share ($)	Expiration Date	5% ($)	10% ($)
Glenn Darden	5,508	17.2%	22.08	02/11/08	33,600	74,248
Thomas F. Darden	5,508	17.2%	22.08	02/11/08	33,600	74,248
Bill Lamkin	4,284	13.4%	22.08	02/11/08	26,134	57,749
Jeff Cook	4,590	14.3%	22.08	02/11/08	28,000	61,873
John C. Cirone	1,224	3.8%	22.08	02/11/08	7,467	16,500

(1)	The options vest as to one-third of the option shares on each of February 11, 2004, February 11, 2005 and February 11, 2006.
(2)	The aggregate number of options granted to employees in 2003 was 32,003, none of which have expired.
(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. Potential realizable value is determined by multiplying the per share market price of the grant, $22.08, and the sum of one plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option (five years)), subtracting the exercise price per share from the product, and multiplying the remainder by the number of securities underlying the grant at fiscal year end.

Aggregated Stock Option Exercises and Fiscal Year-End Option Values

The following table contains certain information concerning options exercised during 2003 and the value of unexercised options at December 31, 2003.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-The-Money Options At December 31, 2003 (1)
			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Glenn Darden	—	—	88,747	6,449	2,436,887	82,682
Thomas F. Darden	—	—	88,747	6,449	2,436,887	82,682
Bill Lamkin	—	—	178,815	4,939	4,694,857	63,058
Jeff Cook	—	—	105,697	5,143	2,600,892	65,143
John C. Cirone	—	—	408	816	4,170	8,340

(1)	The fair market value of the options for the year ended December 31, 2003 is based upon a market value per share of $32.30, which was the closing price of the common stock on December 31, 2003.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board has furnished the following report on executive compensation for fiscal 2003.

Objectives of Executive Compensation Policies. The objectives of the Company’s executive compensation policies are to attract, motivate and retain management and personnel who are highly talented while ensuring that executive officers and other employees are compensated in a manner that advances both the short and long-term interests of stockholders. In pursuing these objectives, the Compensation Committee believes that compensation should take into account both personal performance and the Company’s performance. The Compensation Committee also believes it is appropriate to tie a significant portion of executive officers’ compensation to the value of the Company’s stock to encourage them to think and act like owners, sharing a commitment to the Company’s success. Accordingly, in December of 2003, the Compensation Committee adopted the following key compensation strategies:

•	target the average or 50th percentile of competitive base salaries for similar positions in the appropriate markets in which the Company and its subsidiaries compete for talent;

•	provide a mix of short and long-term incentive compensation opportunity for all employees to ensure that such compensation opportunity is at least competitive with the average level of payouts made by peer companies if both Company and individual performance objectives are met;

•	set bonus targets (expressed as a percentage of base salary) to reflect the average target award levels that other peer group companies use to reward employees, with actual bonus payouts to be based on: first, the achievement of overall corporate goals; then, group/team objectives; and, finally, individual performance (with the relevant goals and objectives being established and communicated at the beginning of each year);

•	use equity-based incentive tools (primarily stock options) to: encourage executives, managers and key professionals to focus on long-term Company goals; provide all employees a stake in future Company successes and losses; and provide incentives for key managers and employees to continue employment with the Company (with target award levels being established each year with reference to typical grants made among the Company’s peer group, and actual awards being determined with reference to a combination of Company and individual performance); and

•	use stock-based and/or cash-based awards to encourage employee retention where market pressures may influence certain key talent that is necessary to achieving Company goals and objectives.

Determination of Base Salaries in 2003. In reviewing and approving 2003 base salaries of executive officers (other than the Chief Executive Officer, who is discussed separately below), the Compensation Committee considered the recommendations of the Chairman of the Board and the President and Chief Executive Officer; to the extent available, salary norms for persons in comparable positions at comparable companies (primarily small to mid-size corporations engaged in oil and natural gas exploration and production); the person’s experience; and a subjective assessment of the nature of each executive’s performance and contribution to the Company. The fiscal 2003 salaries of the most highly compensated executive officers of the Company are shown in “Executive Compensation—Summary Compensation Table.”

Performance Based Compensation for 2003 and Base Salary Increases for 2004. In September of 2003, the Company’s Vice President-Human Resources presented a report to the Compensation Committee setting forth her determinations that the Company had fallen below the mid-range of employee compensation levels paid by the Company’s principal competitors, including base salaries, bonuses and long-term incentive compensation. In response, the Compensation Committee authorized the engagement of an independent compensation consultant to further study and make recommendations regarding the Company’s employee compensation levels. The results of the independent consultant’s study and the consultant’s recommendations, including the key factors upon which the recommendations were based, were presented to the Compensation Committee at a meeting held on December 10, 2003.

Based on the study and the consultant’s recommendations, the Compensation Committee approved two Company-wide base salary increase pools totaling approximately 6% of all salaries for all eligible employees of the Company and its subsidiaries, including all executive officers. These pools consist of a merit/promotional salary increase pool and a market equity salary increase pool, with each pool being divided into a portion for executive officers and a portion for non-executive employees. The Company’s senior management developed individual allocation recommendations, within the limits of the pools, for executives and non-executives based on an evaluation of their individual performance and contributions to the Company’s business and the Company’s overall performance. Senior management was authorized to implement resulting salary increases for non-executives without further Compensation Committee action. The Compensation Committee reviewed management’s recommendations and gave final approval to the recommended base salary increases for executive officers. Annual cash bonus awards for 2003 for all employees, including executive officers, were similarly addressed. A 2003 bonus compensation pool totaling approximately $1,700,000 was approved by the Compensation Committee and was allocated based upon management’s recommendations, with Compensation Committee approval of the bonuses for executive officers.

1999 Stock Option and Retention Stock Plan. The Company’s 1999 Stock Option and Retention Stock Plan, which has been approved by the stockholders, authorizes the Compensation Committee to award incentive stock options, non-qualified stock options, stock appreciation rights and retention stock awards for up to 1,300,000 shares of common stock to key employees of the Company. Options generally have three to six-year terms, with exercise restrictions that lapse over a three to five-year period.

The report of the independent compensation consultant delivered to the Compensation Committee in December 2003 contained a recommendation that the Company grant options for an aggregate of approximately 300,000 shares of common stock to all eligible employees, including executive officers. Such 300,000 share figure included all remaining shares reserved for issuance under the Company’s option plan, after reduction for shares issued under the plan or subject to outstanding options granted under the plan. Proposal 4 below describes a proposed amendment to the 1999 Stock Option and Retention Stock Plan to increase the number of shares authorized for issuance under the plan by 1,200,000 shares.

Based on the independent consultant’s recommendation, the Compensation Committee approved an option pool of 300,000 shares of common stock. The Company’s senior management developed individual option allocation recommendations, within the limit of the options pool, for all employees, based on an evaluation of their individual performance and contributions to the Company.

Chief Executive Officer Compensation. As described above, the Company’s executive compensation philosophy, applicable to the compensation of the Company’s current Chief Executive Officer, Mr. Glenn Darden, is to provide a competitive, but conservative, base salary and incentive compensation based upon the Company’s performance.

In determining base salary, bonus and incentive compensation for Mr. Darden for fiscal 2003, the Compensation Committee took into account all of the same performance factors described above that were considered in the determination of salaries and bonuses for executive officers generally. The Compensation Committee took note of the overall quality of Mr. Darden’s leadership of the Company’s affairs during the year, as well as his role in promoting the following fiscal 2002 achievements:

•	the significant improvement in the Company’s overall financial performance during the year, including an overall improvement in earnings;

•	the continuing focus on close control of costs and prudent capital investment, contributing to an increase in cash flow from operations; and

•	clear strategic leadership for exploitation of the Company’s key prospects and the development of new directions of future growth through expansion into additional oil and natural gas basins.

For 2003, Mr. Darden was paid a base salary of $196,565 and was awarded a cash bonus of $88,454 and an option to acquire 5,508 shares of common stock of the Company. The option was granted at a strike price of $22.08 and vested or will vest as to one-third of the option shares on each of February 11, 2004, February 11, 2005 and February 11, 2006. In addition, Mr. Darden’s base salary was increased to $235,877 for 2004.

Section 162(m). Section 162(m) of the Internal Revenue Code of 1986 places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any one fiscal year with respect to the Chief Executive Officer and the other four most highly compensated individuals who are executive officers as of the end of the fiscal year. This deduction limitation, however, does not apply to certain “performance based” compensation. The Compensation Committee does not currently intend to award levels of compensation that would result in a limitation on the deductibility of a portion of such compensation for federal income tax purposes; however, the Compensation Committee may authorize compensation that results in such limitations in the future if it determines that such compensation is in the best interest of the Company and the stockholders.

Members of the Compensation Committee

D. Randall Kent	W. Yandell Rogers, III
Steven M. Morris	Mark J. Warner

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s system of internal controls and the overall financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America, and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and systems of internal accounting and financial controls.

The Audit Committee reviewed and discussed with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During fiscal 2003, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Deloitte & Touche LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Deloitte & Touche LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Additionally, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee participated in the selection and establishment of the responsibilities of the Company’s Director of Internal Audit.

Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

Members of the Audit Committee

D. Randall Kent	W. Yandell Rogers, III
Steven M. Morris	Mark J. Warner

INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements, the review of the financial statements included in the Company’s quarterly reports on Form 10-Q and comfort letters to underwriters were $286,000 for the year ended December 31, 2003 and $303,000 for the year ended December 31, 2002.

Audit-Related Fees. The aggregate fees billed by Deloitte & Touche LLP for assurance and related services related to the performance or review of the Company’s financial statements and not described above under “Audit Fees” were $22,400 for 2003 and $21,500 for 2002. In 2003 and 2002, audit-related services included audits of the Company’s benefit plan.

Tax Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for tax compliance, tax advice and tax planning were $12,000 for 2003 and $40,000 for 2002.

All Other Fees. There were no fees billed for 2003 or 2002 by Deloitte & Touche LLP for products and services other than those described above.

Pre-Approval Policies and Procedures. In general, all engagements of the Company’s outside auditors, whether for auditing or non-auditing services, must be pre-approved by the Audit Committee. During 2003, all of the services performed for the Company by Deloitte & Touche LLP were pre-approved by the Audit Committee.

STOCKHOLDER RETURN PERFORMANCE GRAPH

The following performance graph compares the cumulative total stockholder return on common stock with the S&P 500 and the Dow Jones Secondary Oils Index for the period from February 28, 1999 to February 1, 2003, assuming an initial investment of $100 and the reinvestment of all dividends, if any. Although the Company’s common stock, which traded on the American Stock Exchange until October 22, 2001 and now trades on the NYSE, did not begin trading on the American Stock Exchange until March 5, 1999, it has been assumed for purposes of the graph that the common stock began trading on February 28, 1999 and that its closing price on that date was the same as the closing price on March 5, 1999.

TRANSACTIONS WITH MANAGEMENT AND CERTAIN STOCKHOLDERS

Effective July 1, 2000, the Company purchased the natural gas producing, gathering, transmission and marketing assets of, and 65% of Voyager Compression Services, LLC, a gas compression company, from Mercury for $18 million. Following the purchase, Mercury continued to own 33% of Voyager, and Jeff Cook, an officer of the Company, continued to own 2%. During 2003, the Company paid Mercury $2.05 million of principal and interest on a note payable to Mercury associated with the acquisition of assets from Mercury, which note was retired in 2003.

The Company paid $780,000 in 2003 for rent on buildings owned by Pennsylvania Avenue Limited Partnership, a limited partnership owned by members of the Darden family and Mercury. Rental rates were determined based on comparable rates charged by third parties.

PROPOSAL 1.

ELECTION OF DIRECTORS

The following nominees have been selected by the NCG Committee and approved by the Board for submission to the stockholders: Anne Darden Self and Steven M. Morris, each to serve a three-year term expiring at the annual meeting in 2007.

The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of the remaining nominee and in favor of any substitute nominee named by the Board upon recommendation of the NCG Committee. If you do not wish your shares voted for one or more of the nominees, you may so indicate when you vote.

Your Board Recommends a Vote “FOR” the Above Nominees.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP, as the independent auditors to audit the consolidated financial statements of the Company for the year ending December 31, 2004. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to answer questions.

Your Board Recommends a Vote “FOR” Proposal 2.

PROPOSAL 3.

APPROVAL OF AN INCREASE IN THE NUMBER OF

AUTHORIZED SHARES OF COMMON STOCK

The authorized capital stock of the Company presently consists of 40,000,000 shares of common stock, $.01 par value per share, and 10,000,000 shares of preferred stock, $.01 par value per share.

The Board has determined that the number of unreserved shares of common stock presently available for issuance is insufficient to provide for future contingencies and needs of the Company, such as possible future stock splits, financings, business acquisitions, business combinations, stock distributions, or other corporate purposes. An increase in such authorized shares available for issuance would give the Company greater flexibility to respond to future developments without the expense and delay of holding a special meeting of its stockholders. As of the date of this proxy statement, there are no definite proposals in place with respect to any material transaction involving the issuance of common stock. If there are any potential business combination transactions which require stockholder approval, such approval will be sought at the appropriate time.

The Board has unanimously adopted a resolution setting forth a proposed amendment (the “Proposed Amendment”) to the Fourth Article of the Company’s Restated Certificate of Incorporation, as amended, that would increase the number of authorized shares of common stock to 100,000,000. The resolution adopted by the Board, which is being presented for approval by the stockholders at the Annual Meeting, is set forth below:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the Fourth Article thereof so that, as amended said Article shall be and read as follows:

“The aggregate number of shares of all classes of stock which the Corporation shall be authorized to issue is 110,000,000, divided into the following: 100,000,000 shares of Common Stock, par value of one cent ($0.01) per share (the “Common Stock”), and 10,000,000 shares of Preferred Stock, par value of one cent ($0.01) per share (the “Preferred Stock”).

The Board of Directors of the Corporation is expressly vested with authority to issue one or more series of Preferred Stock having such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are permitted by law and as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series of stock adopted by the Board of Directors.”

The Board believes that the Proposed Amendment will provide several long-term advantages to the Company and its stockholders. The passage of the Proposed Amendment will enable the Company to pursue acquisitions or enter into transactions which the Board believes provide the potential for growth and profit. If additional authorized shares are available, transactions dependent upon the issuance of additional shares are less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization to provide the shares necessary to consummate such transactions.

The additional authorized shares of common stock could also be used for such purposes as raising additional capital for the operations of the Company. Such shares would be available for issuance for such purposes without further action by the stockholders, unless required by the rules of any stock exchange on which the common stock may be listed or by applicable law. Without an increase in authorized shares of common stock, the Company may have to rely on debt, seek alternative financing means, or forego a financing opportunity altogether.

In addition, the availability of authorized but unissued shares of common stock could, under certain circumstances, have an anti-takeover effect. Although the Board has no present intention of doing so, the issuance of new shares of common stock could be used to dilute certain rights of a person seeking to obtain control of the Company should the Board consider the action of such person not to be in the best interest of the stockholders of the

Company. The Company is not aware of any pending or proposed effort to obtain control of the Company or to change the Company’s management.

In the event additional shares of common stock are issued by the Company, existing holders of shares of common stock would have no preemptive rights under the Company’s Restated Certificate of Incorporation or otherwise to purchase any of such shares. It is possible that shares of common stock may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, decrease earnings per share and decrease the book value per share of shares presently held.

If approved by the stockholders, the Proposed Amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State amending the Company’s Restated Certificate of Incorporation, which will occur as soon as reasonably practicable. No changes will be made in the respective rights and privileges pertaining to the outstanding shares of common stock.

Your Board Recommends a Vote “FOR” Proposal 3.

PROPOSAL 4.

APPROVAL OF AN AMENDMENT TO THE

1999 STOCK OPTION AND RETENTION STOCK PLAN

Summary Description. On March 2, 2004, the Board adopted, subject to stockholder approval, an amendment of the Quicksilver Resources Inc. 1999 Stock Option and Retention Stock Plan (the “Plan”), that was adopted by the Board on October 4, 1999 and approved by stockholders on June 6, 2000. At the Annual Meeting, stockholders will be asked to approve the amendment. The Plan, as amended, is summarized below. The summary is qualified in its entirety by the full text of the amended Plan, which is included as Appendix C to this proxy statement. Upon the original adoption of the Plan, 1,300,000 shares of common stock were available for issuance under the Plan. As of the date of this proxy statement, 37,036 shares of common stock remained available for issuance under the Plan. Subject to approval of the amendment of the Plan by stockholders, the amendment will increase the number of shares of common stock authorized for issuance under the Plan by 1,200,000 shares.

Purpose. The purpose of the Plan is to promote and closely align the interests of the Company’s officers and employees with those of the Company’s stockholders by providing stock-based compensation. The Plan is intended to strengthen the Company’s ability to attract and retain an outstanding employee and executive team. The Company believes that stock-based awards enhance long-term stockholder value and increase employee stock ownership. The Plan provides for the grant of incentive stock options (“ISOs”) and non-qualified stock options (“NQOs” and collectively with ISOs, the “Options”), with or without stock appreciation rights (“SARs”), to the Company’s employees or the employees of the Company’s subsidiaries (including directors who are also such employees). Under the provisions of the Plan, ISOs are intended to qualify as options granted pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and are entitled to the favorable tax consequences under the Code upon the grant and exercise of the ISOs. No participant may receive non-qualified stock options, incentive stock options, stock appreciation rights or retention stock aggregating more than 20% of the total number of shares of common stock available under the Plan.

No awards may be made under the Plan after August 18, 2009, but grants made before that date may extend beyond that date and the terms and conditions of the Plan shall continue to apply thereto. Shares of common stock relating to any unexercised portion of a terminated or expired option may be made available for issuance under the Plan.

Grant and Exercise of Options. The Compensation Committee administers and interprets the Plan and has authority to grant Options to all eligible employees and determine the ISOs and NQOs (with or without SARs) granted, the terms, restrictions and conditions of the Options at the time of grant, and whether SARs, if granted, are exercisable at the time of exercise of the NQO to which the SAR is attached.

Eligibility. Employees of the Company or a subsidiary of which the Company owns a majority of the outstanding shares of voting stock or voting interest, will be eligible to receive grants under the Plan. Approximately 36 employees would currently qualify to participate in the Plan.

Stock Options. The Plan will permit the granting of ISOs and NQOs. To qualify as ISOs, options must meet federal income tax requirements, including a limitation that the aggregate fair market value of ISOs that first become exercisable by an optionee during any calendar year may not exceed $100,000. Further, ISOs cannot be granted to any owner of 10% or more of the total combined voting power of all classes of stock of the Company or a subsidiary, unless the ISOs (i) have an exercise price of at least 110% of the fair market value of the common stock on the date of grant, and (ii) may not be exercised more than five years from the date of grant thereof.

An Option entitles the grantee to purchase a number of shares of common stock at an exercise price, which will be not less than 100% of the fair market value of a share of common stock on the date the Option is granted. The exercise price must be paid in full with cash or, unless otherwise provided by the award agreement, by delivery of previously owned common stock or common stock being acquired pursuant to such exercise, valued at its fair market value on the exercise date.

The term of each Option will be fixed by the Compensation Committee but may not exceed ten years from the date of grant. The Compensation Committee will determine at which time or times each Option may be exercised. Options will be evidenced by option agreements, the terms and provisions of which may differ. No Option shall be transferable by the optionee other than by will or by the laws of descent or distribution, unless the Compensation Committee authorizes all or a portion of the Option to be transferred to immediate family members or to an entity involving immediate family members, subject to certain restrictions.

Stock Appreciation Right. The Compensation Committee may award SARs in connection with NQOs. The SAR shall cover the same shares covered by the NQO, or less as the Compensation Committee may determine. With the exception of payment, SARs are subject to the same terms as the NQOs.

Retention Stock. The Compensation Committee may award shares of common stock (“Retention Stock”) to any person eligible to participate in the Plan. At the time of the grant of such Retention Stock, a certificate representing the shares shall be registered in the name of the recipient, but shall be held by the Company for the employee’s account. The employee shall have the beneficial ownership of the stock including the right to vote and, unless the Compensation Committee decides otherwise, the right to receive dividends. In addition to any other restrictions the Compensation Committee may place on Retention Stock, the Compensation Committee may, in its discretion, provide that Retention Stock shall vest upon the passing of a restriction period and the satisfaction of certain vesting conditions as determined by the Compensation Committee. Retention Stock may, in the Compensation Committee’s discretion, be subject to forfeiture, in whole or in part, in the event that vesting conditions established by the Compensation Committee are not met.

Any award of Retention Stock to the Chief Executive Officer or any other named executive officer, as listed in the prior year’s proxy statement, will comply with the requirements for qualified performance-based compensation under Section 162(m) of the Code and the Treasury regulations promulgated thereunder.

Taxation of ISOs. No taxable income will be realized by an optionee upon the grant or exercise of an ISO. If shares of common stock are issued to an optionee pursuant to the exercise of an ISO and if no disposition of such shares is made within two years after the date of grant or within one year after the transfer of such shares to such optionee, then, upon the sale of such shares, any amount realized in excess of the exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and no deduction will be allowed to the Company for federal income tax purposes. If no disqualifying disposition is made in the year of exercise, the exercise of an ISO will give rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee will usually recognize ordinary income in the year of such disqualifying disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof and the Company will be entitled to deduct such amount. Any additional gain realized by the participant generally will be taxed as a short-term or long-term capital gain, depending on how long the shares have been held, and will not result in any additional deduction by the Company.

If an ISO ceases to qualify as an ISO for any reason, the Option will be treated as an NQO. Subject to certain exceptions for disability or death, an ISO generally will not be eligible for the tax treatment described above if it is exercised more than three months following the termination of employment.

Taxation of NQO. No income will be realized by an optionee at the time an NQO is granted. Ordinary income will be realized by the optionee upon exercise in an amount equal to the difference between the fair market value of the shares on the date of exercise over the exercise price (the amount paid for the shares), and the Company generally will be entitled to a tax deduction in the same amount. At disposition, appreciation (or depreciation) after the date of exercise will be treated as short-term or long-term capital gain (or loss) depending on how long the shares have been held. Additionally, the Company must satisfy income and employment tax withholding obligations relevant to the exercise of the NQO.

Taxation of Common Stock Used to Exercise Options. Unrestricted shares of common stock delivered to pay for shares of common stock purchased on the exercise of an ISO or an NQO will be valued at the fair market value at the date of exercise. Unless the delivery of shares constitutes a disqualifying disposition of shares previously acquired upon exercise of an ISO, no taxable gain or loss will be realized on the surrender of such shares. For federal income tax purposes, to the extent the fair market value of the shares surrendered equals that of the shares received, the shares received will have the same tax basis and holding period as the shares exchanged. The optionee will also receive a tax basis in the additional shares equal to zero in the case of an ISO or equal to their fair market value at the date of exercise in the case of an NQO and a new holding period commencing on the date of exercise in either case.

Taxation of SARs. The recipient of an SAR is not subject to tax upon grant of the SAR. The employee will recognize compensation income when payment for the SAR is received by the employee. The Company is not entitled to a deduction on the date of grant, but may claim a deduction in the year the employee includes the payment of the SAR in income.

Taxation of Retention Stock. A recipient of Retention Stock generally will recognize ordinary income equal to the fair market value of the common stock at the time the common stock is no longer subject to forfeiture, less any amount paid for such stock. However, a recipient who makes an election under Section 83(b) of the Code, within 30 days of issuance of the Retention Stock, will recognize ordinary income on the date of issuance equal to the fair market value of the Retention Stock at that time, less any amount paid for such stock. The recipient will receive a tax basis in the Retention Stock shares equal to their fair market value at the time income is recognized. If the Retention Stock subject to such election is forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited Retention Stock. Upon an employee’s sale of the shares after the forfeiture period has expired, any gain or loss will be short-term or long-term capital gain or loss depending upon the length of his holding period, which begins when the restriction expires (or upon the earlier issuance of the Retention Stock, if the recipient elected immediate recognition of income under Section 83(b)). The Company must withhold income taxes and generally will be entitled to a deduction equal to the ordinary income recognized by the recipient.

Amendment. The Board is permitted to amend the Plan in response to changes in securities or other laws or to comply with stock exchange rules or requirements. The Plan may be terminated, modified or amended by the Board, but without stockholder approval, the Board may not increase the number of shares of common stock which may be issued under the Plan or to any individual (except for changes in capital structure) or change the employees or class of employees eligible to participate in the Plan. No termination, modification or amendment shall adversely affect any outstanding grants without the holder’s consent.

Changes in Capital Structure. The Plan provides that the Board, upon recommendation from the Compensation Committee, may make such equitable adjustments as it may deem appropriate in the number and kind of shares authorized by the Plan, in the option price of outstanding Options, and in the number and kind of shares or other securities or property subject to Options or covered by outstanding grants of SARs or Retention Stock.

Specific Benefit. The following table sets forth certain information regarding Options granted under the Plan in 2003 and 2004 (through April 5, 2004). No determination has been made with respect to any specific Options that may be granted under the Plan after April 5, 2004. Options granted under the Plan in 2004 and 2003 were granted on January 7, 2004 and February 11, 2003, respectively, have exercise prices of $33.03 per share and $22.08 per share, respectively, have maximum terms of six years and five years, respectively, and vest as to one-fifth and one-third, respectively, of the shares covered thereby on each anniversary of the date of grant until fully vested. On April 5, 2004, the closing price of the Company’s common stock was $38.04.

New Plan Benefits

1999 Stock Option and Retention Stock Plan

Stock Options
Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term
Name and Principal Position	Year	Shares (#)	5% ($)	10% ($)
Glen Darden President and Chief Executive Officer	2004 2003	15,000 5,508	168,500 33,600	382,270 74,248

Thomas F. Darden Chairman of the Board	2004 2003	15,000 5,508	168,500 33,600	382,270 74,248

Bill Lamkin Executive Vice President and CFO	2004 2003	11,790 4,284	132,441 26,134	300,464 57,749

Jeff Cook Senior Vice President	2004 2003	13,670 4,590	153,560 28,000	348,375 61,873

John C. Cirone Vice President, General Counsel and Secretary	2004 2003	8,290 1,224	93,124 7,467	211,268 16,500

Executive Group (11 persons)	2004 2003	85,370 31,885	994,980 194,508	2,175,625 429,812

Non-Employee Director Group (5 persons)	2004 2003	— —	— —	— —

Non-Executive Officer Employee Group (271 persons)	2004 2003	202,595 0	2,275,822 0	5,163,065 0

Vote Required and Effective Date. If approved by the stockholders, the amendment to the Plan will become effective immediately. If not approved by the stockholders, the amendment to the Plan will not become effective.

Board Recommendation. The Board believes that the proposed amendment to the Plan is in the best interests of the Company and the stockholders.

Your Board Recommends a Vote “FOR” Proposal 4.

PROPOSAL 5.

APPROVAL OF THE

2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Summary Description. On April 14, 2004, the Board adopted, subject to stockholder approval, the Quicksilver Resources Inc. 2004 Non-Employee Director Stock Option Plan (the “Director Plan”). At the Annual Meeting, stockholders will be asked to approve the Director Plan. The Director Plan is summarized below. The summary is qualified in its entirety by the full text of the Director Plan, which is included as Appendix D attached to this proxy statement.

Purpose. The purpose of the Director Plan is to promote and closely align the interests of the Company’s non-employee directors with those of the Company’s stockholders by providing stock-based compensation. The Director Plan is intended to strengthen the Company’s ability to attract and retain outstanding directors. The Company believes that stock-based awards focus the directors on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the Director Plan are an important attraction, retention and motivation tool for non-employee directors.

Awards. The Director Plan provides that each new non-employee director, when he or she first takes office (other than on the first business day of a year), will be granted a stock option that covers a number of shares of common stock sufficient to result in such option having a value equal to $35,000 as of the date of grant. The $35,000 figure is reduced to $17,500 if the non-employee director joins the Board during the second half of any year. The Director Plan also provides that each non-employee director in office on the first business day of each year during the term of the Director Plan (commencing in 2005) will be granted (i) a stock option that covers a number of shares of common stock sufficient to result in such option having a value equal to $35,000 as of the date of grant, and (ii) if the non-employee director so elects, an additional stock option that covers a number of shares of common stock sufficient to result in such option having a value equal to $35,000 as of the date of grant in lieu of an equivalent amount of cash compensation. In addition, upon the approval of the Director Plan by the stockholders at the Annual Meeting, each non-employee director then in office will be granted a special one-time stock option grant covering a number of shares of common stock sufficient to result in such option having a value equal to $35,000 as of the date of grant.

The value of the stock options will be determined using:

•	the Black Scholes option value model; or

•	such other valuation model as may at the time of grant be used by the Company to value options for financial reporting purposes.

The Board will administer the Director Plan and will have the authority to adjust these grant amounts from time to time, subject to stockholder approval when required by applicable law or the listing standards of any exchange upon which the Company’s securities are listed.

Eligibility. Only members of the Board that are not employed by the Company or one of its subsidiaries are eligible to receive awards under the Director Plan. There are currently four non-employee members of the Board.

Transfer Restrictions. No option granted under the Director Plan shall be transferable by the optionee other than by will or the laws of descent and distribution, unless the Board authorizes all or a portion of the option to be transferred to immediate family members or an entity involving immediate family members, subject to certain restrictions.

Limits on Awards, Authorized Shares. The maximum number of shares that may be issued in respect of awards granted under the Director Plan will be 250,000 shares. Shares that are subject to options granted under the Director Plan on or after that date that expire or otherwise terminate without being exercised, as well as any shares reacquired pursuant to the terms of an award, will be available for subsequent awards under the Director Plan. The shares of common stock to be delivered under the Director Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock, not reserved for any other purpose.

Exercise Price of Stock Options. An option is the right to purchase shares of common stock at a future date at a specified price. The purchase price per share of common stock covered by each option granted under the Director Plan will be the market value per share of the common stock on the date the option is granted. Full payment for shares purchased on the exercise of an option must be made at the time of such exercise in a manner approved by the Board. The Director Plan permits the recipient of any award to pay the purchase price of shares of common stock pursuant to the option award in cash, by check or by the delivery of shares of common stock.

Vesting. Except as may otherwise be provided in the agreements evidencing the Options, Options granted under the Director Plan will vest in 12 monthly installments and will expire on the tenth anniversary of the date of grant.

Federal Income Tax Consequences of Awards Under the Director Plan. The options granted under the Director Plan are intended to be non-qualified stock options. The federal income tax consequences of the Director Plan under current federal law, which is subject to change, are briefly summarized in this paragraph. This summary deals with the general federal income tax principles applicable to the Director Plan and is not intended to be exhaustive. Among other considerations, this summary does not describe state, local, or international tax consequences.

With respect to options granted under the Director Plan, no taxable income is recognized upon grant. The optionee generally recognizes taxable income in, and the Company is generally entitled to deduct, an amount equal to the excess of the fair market value of the shares at the time of exercise over the option exercise price. Upon a subsequent sale of the shares received upon exercise, any difference between the net proceeds on the sale and the basis of such shares (generally the fair market value of the shares on the date of exercise) will be taxed as capital gain or loss.

Shares of common stock delivered to pay for shares of common stock purchased on the exercise of an option will be valued at the fair market value at the date of exercise. For federal income tax purposes, to the extent the fair market value of the shares surrendered equals that of the shares received, the shares received will have the same tax basis and holding period as the shares exchanged. The optionee will also receive a tax basis in the additional shares equal to their fair market value at the date of exercise and a new holding period commencing on the date of exercise.

Amendment. The Board is permitted to amend the Director Plan in response to changes in securities or other laws or to comply with stock exchange rules or requirements. The Director Plan may be terminated, modified or amended by the Board, but without stockholder approval, the Board may not increase the number of shares of common stock which may be issued under the Director Plan or to any individual (except for changes in capital structure). No termination, modification or amendment shall adversely affect any outstanding grants without the holder’s consent.

Changes in Capital Structure. The Director Plan provides that the Board may make such equitable adjustments as it may deem appropriate in the number and kind of shares authorized by the Director Plan, in the option price of outstanding Options, and in the number and kind of shares or other securities or property subject to Options.

Specific Benefit. Assuming that the nominees identified in Proposal 1 of this proxy statement are re-elected to the Board at the Annual Meeting, and assuming that stockholders approve the Director Plan, the following options will be granted as of the date of the Annual Meeting:

New Plan Benefits

2004 Non-Employee Director Stock Option Plan

Name of Director	Dollar Value ($)	Number of Shares Subject to the Option (1)
D. Randall Kent	$35,000	1,803
Steven M. Morris	$35,000	1,803
W. Yandell Rogers	$35,000	1,803
Mark J. Warner	$35,000	1,803

(1)	The amounts reflected in the above table represent only the special one-time grant anticipated to occur upon approval of the Director Plan by the Company’s stockholders at the Annual Meeting, with the number of shares so reflected being calculated based on the approximate Black Scholes value of a hypothetical option to purchase one share of common stock granted as of April 5, 2004. The actual number of shares covered by such special one-time grant of options may vary based on differences in the Black Scholes option value calculated as of the date of the Annual Meeting. It is not possible to determine the dollar value or number of shares subject to other options to be granted pursuant to the Director Plan because, among other reasons, the value of the options will depend upon elections made by the non-employee directors and the number of shares covered by the options will be determined with reference to the value of the options as calculated with reference to facts and circumstances at the applicable date of grant.

On April 5, 2004, the most recent practicable date for which quotations were available prior to the printing of this document, the closing price per share of common stock was $38.04, as reported on the NYSE.

Vote Required and Effective Date. If approved by the stockholders, the Director Plan will become effective immediately. If not approved by the stockholders, the Director Plan will not become effective.

Board Recommendation. The Board believes that it would be in the Company’s best interest to adopt the Director Plan in order to strengthen the Company’s ability to attract and retain highly qualified, non-employee directors.

Your Board Recommends a Vote “FOR” Proposal 5.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Annual Meeting in 2005

Any stockholder who satisfies the SEC requirements and desires to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2005 annual meeting must submit the proposal to the Company’s Secretary at 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104. The proposal must be received no later than December 22, 2004 for the Company to consider it for inclusion.

Other Stockholder Business at Annual Meeting in 2005

Stockholders who desire to present other business at the 2005 annual meeting of stockholders, including a nomination of a candidate for election as director at such meeting, must notify the Company’s Secretary of such intent in accordance with the Company’s By-Laws by writing to the Company’s Secretary at 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104. To be timely, such notice must be received no later than March 19, 2005 and no earlier than February 17, 2005. The advance notice must also meet the other requirements of Article II, Section 12 (in the case of business other than nominations) or Section 13 (in the case of nominations) of the Company’s By-Laws. You may obtain a copy of the Company’s By-Laws by writing to the Company’s Secretary at the address above.

The above Notice of Annual Meeting of Stockholders and proxy statement are sent by order of the Board.

John C. Cirone

Vice President, General Counsel and Secretary

April 21, 2004

Appendix A

QUICKSILVER RESOURCES INC.

CATEGORICAL INDEPENDENCE STANDARDS FOR DIRECTORS

Any director of Quicksilver Resources Inc. (together with its consolidated subsidiaries, the “Company”) who satisfies all of the following criteria shall be presumed to be an independent director of the Company:

(i) he or she has not been employed by, and none of his or her immediate family members has been an executive officer of, the Company at any time within the three years preceding the date of this determination;

(ii) he or she has not received, and none of his or her immediate family members has received, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), at any time within the three years preceding the date of this determination;

(iii) he or she has not been affiliated with or employed by, and none of his or her immediate family members has been affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company at any time within the three years preceding the date of this determination;

(iv) he or she has not, and none of his or her immediate family members has, within three years from the date of this determination, been employed as an executive officer of another company where any of the Company’s present executive officers served on that company’s compensation committee at any time within the three years preceding the date of this determination; and

(v) he or she is not an executive officer or an employee, and none of his or her immediate family members is an executive officer, of a company (other than a charitable organization) that, during the current fiscal year or last three completed fiscal years, made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

While each of the above standards contains a three-year “look-back” provision, only a one-year look-back will apply prior to November 4, 2004.

As used in these Categorical Independence Standards for Directors, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

In making a determination regarding a director’s independence, the Board of Directors of the Company shall endeavor to consider all relevant facts and circumstances known to such Board, including any direct or indirect commercial, professional, charitable or familial relationships between the director or his or her immediate family members, on the one hand, and the Company or members of its executive management, on the other hand.

In making a determination regarding a director’s independence, any interest or relationship of a director of a type described in Item 404 of Regulation S-K that is not required to be disclosed pursuant to Item 404 shall be presumed not to be inconsistent with the independence of such director, except to the extent otherwise expressly provided with respect to a particular interest or relationship in the NYSE listing standards.

A-1

Appendix B

QUICKSILVER

RESOURCES

CHARTER FOR THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

(As Revised on March 2, 2004)

I.	Purpose

The Audit Committee is appointed by the Board of Directors of the Company to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	Oversee management’s conduct of the Company’s financial reporting process and systems of internal accounting and financial controls to assist in the Board’s oversight over: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) performance of the Company’s internal audit function and independent auditors.

•	Select, determine the compensation of and monitor the independence and performance of the Company’s independent auditors.

•	Select, determine the compensation of and monitor the performance of the Company’s Director of Internal Audit.

•	Provide an avenue of communication among the independent auditors, management and the Board.

•	Prepare the report that the Securities and Exchange Commission (the “SEC”) rules require be included in the Company’s annual proxy statement.

The Committee has the authority to conduct any investigation to enable it to fulfill its responsibilities. It shall have direct access to all Company personnel and to the independent auditors and the power to retain independent counsel, accountants and others to assist the Committee as it determines necessary to carry out its duties.

II.	Composition and Meetings

The Committee’s composition shall be comprised of not less than three directors, each of whom shall meet the independence requirements of the New York Stock Exchange and the SEC. The Committee shall meet at least four times annually. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. The Board shall determine in its business judgment whether at least one member of the Committee is a “financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act and the rules promulgated thereunder by the SEC. The designation or identification of a person as an audit committee financial expert shall not (i) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and Board in the absence of such designation or identification, or (ii) affect the duties, obligations or liability of any other member of the Committee or Board.

In order for a member of the Committee to simultaneously serve on the audit committee of more than three public companies (including the Company), the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

Committee members shall be appointed by the Board on recommendation of the Nominating and Corporate Governance Committee. Each Committee member will serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no longer a Board member. If a Committee Chair is not designated by the Board or present at a meeting, the members of the Committee may designate a Chair by majority vote of the members of the Committee who are present. A majority of the members of the Committee shall constitute a quorum.

III.	Responsibilities and Duties

The Committee’s principal responsibility is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing and/or reviewing those financial statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee’s specific responsibilities are as follows:

•	The independent auditors are ultimately accountable to the Committee. In connection therewith, the Committee shall:

(i)	Request from the independent auditors annually and review a formal written report describing: such firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and all relationships between the independent auditors and the Company.

(ii)	Discuss with the independent auditors any disclosed relationships between such firm and the Company and their impact on the independent auditors’ independence.

(iii)	Present its conclusions with respect to the independent auditors to the full Board.

•	The Committee shall review and discuss with management and the independent auditors, the annual audited financial statements, and quarterly financial statements to be included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q respectively, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” prior to filing the same with the SEC or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K, and review and consider with the independent auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61. The Committee shall review with management and the independent auditors any impact on the financial statements of any new or proposed changes in accounting principles or legal or regulatory requirements.

•	The Committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, which may be done generally (i.e., by discussing the types of information to be disclosed and the type of presentations to be made) and need not involve discussing in advance each earning release or each instance in which the Company may provide earnings guidance.

•	As appropriate, the Committee shall obtain advice and assistance from outside legal, accounting or other advisors.

•	The Committee shall discuss policies with respect to risk assessment and risk management.

•	At least quarterly, the Committee shall meet separately and discuss with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent auditors the quality, appropriateness and adequacy of the Company’s internal controls and accounting principles applied in its financial reporting. The Committee will meet separately with the chief executive and chief financial officers of the Company at least annually to review the financial affairs of the Company at such time as it deems appropriate to review the independent auditors’ examination and management report, and may do so in executive session when and as deemed appropriate.

•	The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

•	The Committee shall set clear hiring policies for employees or former employees of the independent auditors.

•	The Committee shall be responsible for resolving any disagreements between management and the independent auditors regarding financial reporting.

•	The Committee shall review and evaluate the independence, performance and compensation of the independent auditors, and annually make the appointment of the independent auditors or approve any discharge or replacement of the independent auditors should circumstances warrant. Any and all engagements of the independent auditors, whether for auditing or non-auditing services, shall be subject to approval by the Committee.

•	The Committee shall submit a report to stockholders for inclusion in the Company’s annual proxy statement as required by SEC rules.

•	The Committee shall establish procedures for the Committee to receive, retain and respond to complaints regarding accounting, internal accounting controls, and auditing matters, as well as for confidential, anonymous submission by employees of concerns related to questionable accounting or auditing matters.

•	The Committee shall determine the appropriate level of funding for payment of (i) compensation to the Company’s independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, (ii) compensation to independent counsel or any other advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, and cause the Company to provide for such funding.

•	The Committee shall discuss policies with respect to the Company’s compliance with legal and regulatory requirements and assist the Board in its oversight of such compliance.

•	In addition to the above responsibilities, the Committee shall undertake such other duties as the Board delegates to it, and will report at least annually to the Board regarding the Committee’s examinations and recommendations.

IV.	Minutes, Reports and Evaluation

The Committee will maintain written minutes of its meetings that will be filed with the minutes of the meetings of the Board.

The Committee will report periodically to the Board regarding the Committee’s activities, which will be incorporated as a part of the minutes of the Board at which those activities are presented.

On an annual basis, the Committee will evaluate its own performance against the requirements of this Charter and report the results of such evaluation to the Board.

Appendix C

QUICKSILVER RESOURCES INC.

AMENDED AND RESTATED 1999 STOCK OPTION AND RETENTION STOCK PLAN

1. PURPOSE

This Amended and Restated 1999 Stock Option and Retention Stock Plan of Quicksilver Resources Inc. is to promote and closely align the interests of officers and employees with those of the shareholders of Quicksilver Resources Inc. by providing stock based compensation. The Plan is intended to strengthen Quicksilver Resources Inc.’s ability to reward performance which enhances long term shareholder value; to increase employee stock ownership through performance based compensation plans; and to strengthen the company’s ability to attract and retain an outstanding employee and executive team.

2. DEFINITIONS

The following terms shall have the following meanings:

“Act” means the Securities Exchange Act of 1934, as amended.

“Approved Leave of Absence” means a leave of absence of definite length approved by any executive officer of the Company to whom the Committee delegates such authority.

“Award” means an award of Retention Shares pursuant to the Plan.

“Beneficiary” means any person or persons designated in writing by a Participant to the Committee on a form prescribed by it for that purpose, which designation shall be revocable at any time by the Participant prior to his or her death, provided that, in the absence of such a designation or the failure of the person or persons so designated to survive the Participant, “Beneficiary” shall mean such Participant’s estate; and further provided that no designation of Beneficiary shall be effective unless it is received by the Company before the Participant’s death.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

“Committee” means the Committee designated by the Board to administer the Plan pursuant to Section 3.

“Common Stock” means the Common Stock of the Company.

“Company” means Quicksilver Resources Inc., a Delaware corporation, or any successor corporation.

“Executive Officer” means the Chairman of the Board, President, Executive Vice President or Vice President of the Company.

“Grant” means a grant of an Option pursuant to the Plan.

“Option” means each non-qualified stock option, incentive stock option and stock appreciation right granted under the Plan.

“Optionee” means any employee of the Company or a Subsidiary (including directors who are also such employees) who is granted an Option under the Plan.

“Participant” means any employee of the Company or a Subsidiary (including directors who are also such employees) who is granted an Award under the Plan.

“Plan” means this Amended and Restated 1999 Stock Option and Retention Stock Plan of Quicksilver Resources Inc., as amended from time to time.

“Retention Shares” means shares of Common Stock subject to an Award granted under the Plan.

“Restriction Period” means the period defined in Section 9(a).

“Subsidiary” means any corporation, partnership, or limited liability company of which the Company owns directly or indirectly at least a majority of the outstanding shares of voting stock or other voting interest.

“Vesting Condition” means any condition to the vesting of Retention Shares established by the Committee pursuant to Section 9.

3. ADMINISTRATION

The Plan shall be administered by the Committee which shall comprise not less than three persons, who shall be members of the Board, none of whom shall be employees of the Company or any Subsidiary. Any actions taken with respect to a “covered employee” within the meaning of Code section 162(m) shall be taken by two or more “outside directors” as required by Code section 162(m). The Committee shall (i) grant Options to Optionees and make Awards of Retention Shares to Participants, and (ii) determine the terms and conditions of such Options and Awards of Retention Shares, all in accordance with the provisions of the Plan. The Committee shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and Options and Awards granted thereunder as it may deem necessary or advisable. The Committee may delegate its authority under the Plan to one or more Executive Officers or employees of the Company or a Subsidiary, provided, however, that no delegation shall be made of authority to take an action which is required by Rule 16b-3 promulgated under the Act to be taken by “non-employee directors” in order that the Plan and transactions thereunder meet the requirements of such Rule. Each Option and grant of Retention Shares shall be evidenced by an agreement to be executed by the Company and the Optionee or Participant, respectively, and contain provisions not inconsistent with the Plan (including without limitation provisions relating to acceleration of vesting or other adjustments in the event of a change in control of or business combination involving the Company). All determinations of the Committee shall be by a majority of its members and shall be evidenced by resolution, written consent or other appropriate action, and the Committee’s determinations shall be final. Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company.

4. ELIGIBILITY

To be eligible for selection by the Committee to participate in the Plan an individual must be an employee of the Company or a Subsidiary. Directors, who are not full-time salaried employees, shall not be eligible. In granting Options or Awards of Retention Shares to eligible persons, the Committee shall take into account their duties, their present and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

5. STOCK SUBJECT TO THE PLAN

Subject to the provisions of Section 11 hereof, the maximum number and kind of shares as to which Options or Retention Shares may at any time be granted under the Plan are equal to the sum of (i) 1.2 million and (ii) the number of shares of Common Stock that remain available for such grants as of the close of business on May 17, 2004. No Participant may receive Options or Awards aggregating more than 20% of the shares of Common Stock available under the Plan. Shares of Common Stock subject to Options or Awards under the Plan may be either authorized but unissued shares, issued and held for use in employee compensation plans or shares previously issued and reacquired by the Company. Upon the expiration, termination or cancellation (in whole or in part) of unexercised Options, shares of Common Stock subject thereto shall again be available for option or grant as Retention Shares under the Plan. Shares of Common Stock covered by an Option, or portion thereof, which is surrendered upon the exercise of a stock appreciation right, shall thereafter be unavailable for option or grant as Retention Shares under the Plan. Upon the forfeiture (in whole or in part) of a grant of Retention Shares, the shares of Common Stock subject to such forfeiture shall again be available for option or grant as Retention Shares under the Plan.

6. TERMS AND CONDITIONS OF NON-QUALIFIED OPTIONS

All non-qualified options under the Plan shall be granted subject to the following terms and conditions:

(a) Option Price. The option price per share with respect to each option shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted, such fair market value to be determined in accordance with the procedures to be established by the Committee.

(b) Duration of Options. Options shall be exercisable at such time or times and under such conditions as set forth in the written agreement evidencing such option but in no event shall any option be exercisable subsequent to the tenth anniversary of the date on which the option is granted.

(c) Exercise of Option. Except as provided in Section 6(f) and 6(g), the shares of Common Stock covered by an option may not be purchased prior to the first anniversary of the date on which the option is granted or such longer period or periods, and subject to such conditions, as the Committee may determine, but thereafter may be purchased at one time or in such installments over the balance of the option period as may be provided in the agreement evidencing the option. Any shares not purchased on the applicable installment date may be purchased thereafter at any time prior to the final expiration of the option. To the extent that the right to purchase shares has accrued thereunder, options may be exercised from time to time by written notice to the Company stating the number of shares with respect to which the option is being exercised.

(d) Payment. Shares of Common Stock purchased under options shall, at the time of purchase, be paid for in full. All, or any portion, of the option exercise price may be paid by the surrender to the Company, at the time of exercise, of shares of previously acquired Common Stock owned by the Optionee and held for a period of at least six months, to the extent that such payment does not require the surrender of a fractional share of such previously acquired Common Stock. Such shares previously acquired shall be valued at fair market value on the date the option is exercised in accordance with the procedures to be established by the Committee. A holder of an option shall have none of the rights of a stockholder until the shares of Common Stock are issued to him or her. If an amount is payable by an Optionee to the Company or a Subsidiary under applicable withholding tax laws in connection with the exercise of non-qualified options the Optionee may make such payment, in whole or in part, by electing to authorize the Company to accept shares of Common Stock having a fair market value equal to the amount to be paid under such withholding tax laws.

(e) Non-Transferability of Options. During an Optionee’s lifetime, the option may be exercised only by the Optionee. Options shall not be transferable, except for exercise by the Optionee’s legal representatives or heirs. An officer of the Company may, with prior approval from the Committee (or its designee) as to form, transfer an exercisable non-qualified Option to (a) a member or members of the officer’s immediate family (spouse, children and grandchildren, including step and adopted children and grandchildren), (b) a trust, the beneficiaries of which consist exclusively of members of the officer’s immediate family, (c) a partnership, the partners of which consist exclusively of members of the officer’s immediate family, or (d) any similar entity created for the exclusive benefit of members of the officer’s immediate family. The Committee or its designee must approve the form of any transfer of a Grant to or for the benefit of any immediate family member or members before such transfer shall be recognized as valid hereunder. For purposes of the preceding sentence, any remote, contingent interest of persons other than a member of the officer’s immediate family shall be disregarded. For purposes of this Section 6(e), the term “officer” shall have the same meaning as that term is defined in Rule 16a-1(f) of the Act. A person’s status as an officer shall be determined at the time of the intended transfer.

(f) Termination of Employment. Upon the termination of an Optionee’s employment, for any reason other than death, the option shall be exercisable only as to those shares of Common Stock which were then subject to the exercise of such option, provided that (I) in the case of retirement, at or after age 55 and with at least five (5) years of credited Company service, or disability, as described below, any holding period required by Section 6(c) shall automatically be deemed to be satisfied and (II) the Committee may determine that particular limitations and restrictions under the Plan shall not apply, and such option shall expire according to the following schedule:

(i) Retirement. Option shall expire, unless exercised, five (5) years after the Optionee’s retirement, at or after age 55 with at least five (5) years of credited Company service, from the Company.

(ii) Disability. Option shall expire, unless exercised, five (5) years after the date the Optionee is terminated due to the determination by the Company that the Optionee is disabled as defined in section 22(e)(3) of the Code.

(iii) Gross Misconduct. Option shall expire upon receipt by the Optionee of the notice of termination if he or she is terminated for deliberate, willful or gross misconduct as determined by the Company.

(iv) All Other Terminations. Option shall expire, unless exercised, three (3) months after the date of such termination.

In no event, however, shall any option be exercisable pursuant to this Section 6(f) subsequent to the tenth anniversary of the date on which it is granted.

(g) Death of Optionee. Upon the death of an Optionee during his or her period of employment, the option shall be exercisable only as to those shares of Common Stock which were subject to the exercise of such option at the time of his or her death, provided that (I) any holding period required by Section 6(c) shall automatically be deemed to be satisfied and (II) the Committee may determine that particular limitations and restrictions under the Plan shall not apply, and such option shall expire, unless exercised by the Optionee’s legal representatives or heirs, five (5) years after the date of death.

In no event, however, shall any option be exercisable pursuant to this Section 6(g) subsequent to the tenth anniversary of the date on which it is granted.

7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

(a) General. The Committee may also grant a stock appreciation right in connection with a non-qualified option, either at the time of grant or by amendment. Such stock appreciation right shall cover the same shares covered by such option (or such lesser number of shares of Common Stock as the Committee may determine) and shall, except for the provisions of Section 6(d) hereof, be subject to the same terms and conditions as the related non-qualified option.

(b) Exercise and Payment. Each stock appreciation right shall entitle the Optionee to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the fair market value of one share of Common Stock over the option price per share times the number of shares covered by the option, or portion thereof, which is surrendered. Payment shall be made in shares of Common Stock valued at fair market value, or in cash, or partly in shares and partly in cash, all as shall be determined by the Committee. The fair market value shall be the value determined in accordance with procedures established by the Committee. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice stating the number of shares of Common Stock with respect to which the stock appreciation right is being exercised, provided that if a stock appreciation right expires unexercised, it shall be deemed exercised on the expiration date if any amount would be payable with respect thereto. No fractional shares shall be issued but instead cash shall be paid for a fraction. If an amount is payable by an Optionee to the Company or a Subsidiary under applicable withholding tax laws in connection with the exercise of stock appreciation rights the Optionee may make such payment, in whole or in part, by electing to authorize the Company to withhold or accept shares of Common Stock having a fair market value equal to the amount to be paid under such withholding tax laws.

(c) Restrictions. The obligation of the Company to satisfy any stock appreciation right exercised by an Optionee subject to Section 16 of the Act shall be conditioned upon the prior receipt by the Company of an opinion of counsel to the Company that any such satisfaction will not create an obligation on the part of such Optionee pursuant to Section 16(b) of the Act to reimburse the Company for any statutory profit which might be held to result from such satisfaction.

8. TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

(a) General. The Committee may also grant incentive stock options as defined under section 422 of the Code. All incentive stock options issued under the Plan shall, except for the provisions of Sections 6(e) (to the extent it allows the Committee to permit options to be transferred to, or for the benefit of, the Optionee’s immediate family members), 6(f) and (g) and Section 7 hereof, be subject to the same terms and conditions as the non-qualified options granted under the Plan. In addition, incentive stock options shall be subject to the conditions of Sections 8(b), (c) and (d).

(b) Limitation of Exercise. The aggregate fair market value (determined as of the date the incentive stock option is granted) of the shares of stock with respect to which incentive stock options are exercisable for the first time by such Optionee during any calendar year shall not exceed $100,000. If any incentive stock options become exercisable in any year in excess of a $100,000 limitation, options representing such excess shall become non-qualified options exercisable pursuant to the terms of Section 6 hereof and shall not be exercisable as incentive stock options.

(c) Termination of Employment. Upon the termination of an Optionee’s employment, for any reason other than death, his or her incentive stock option shall be exercisable only as to those shares of Common Stock which were then subject to the exercise of such option provided that (I) in the case of retirement, at or after age 55 and with at least five (5) years of credited Company service, or disability, as described below, any holding period required by Section 6(c) shall automatically be deemed to be satisfied and

(II) the Committee may determine that particular limitations and restrictions under the Plan shall not apply. Such option shall expire as an incentive stock option (but shall become a non-qualified option exercisable pursuant to the terms of Section 6 hereof less the period already elapsed under such Section) according to the following schedule:

(i) Retirement. The incentive stock option shall expire, unless exercised, three (3) months after the Optionee’s retirement, at or after age 55 with at least five (5) years of credited Company service, from the Company.

(ii) Disability. The incentive stock option shall expire, unless exercised, one (1) year after the date the Optionee is terminated due to the determination by the Company that the Optionee is disabled as defined in section 22(e)(3) of the Code.

(iii) Gross Misconduct. The incentive stock option shall expire upon receipt by the Optionee of the notice of termination if he or she is terminated for deliberate, willful or gross misconduct as determined by the Company.

(iv) All Other Terminations. The incentive stock option shall expire, unless exercised, three (3) months after the date of such termination.

In no event, however, shall any incentive stock option be exercisable pursuant to this Section 8(c) subsequent to the tenth anniversary of the date on which it was granted.

(d) Death of Optionee. Upon the death of an Optionee during his or her period of employment, the incentive stock option shall be exercisable as an incentive stock option only as to those shares of Common Stock which were subject to the exercise of such option at the time of death, provided that (I) any holding period required by Section 6(c) shall automatically be deemed to be satisfied, and (II) the Committee may determine that particular limitations and restrictions under the Plan shall not apply, and such option shall expire as incentive stock options, but shall become a non-qualified option exercisable pursuant to the terms of Section 6, less the period already elapsed under such Section 6.

In no event, however, shall any incentive stock option be exercisable pursuant to this Section 8(d) subsequent to the tenth anniversary of the date on which it was granted.

9. TERMS AND CONDITIONS OF AWARDS OF RETENTION STOCK

(a) General. Retention Shares may be granted to reward the attainment of individual, Company or Subsidiary goals, or to attract or retain officers or other employees of the Company or any Subsidiary. With respect to each grant of Retention Shares under the Plan, the Committee shall determine the period or periods, including any conditions for determining such period or periods, during which the restrictions set forth in Section 9(b) shall apply, provided that in no event, other than as provided in Section 9(c), shall such restrictions terminate prior to one (1) year after the date of grant and further provided that the Committee may also specify any other terms or conditions to the right of the Participant to receive such Retention Shares (“Vesting Conditions”). Subject to Section 9(c) and any such Vesting Conditions, a grant of Retention Shares shall be effective for the Restriction Period and may not be revoked.

(b) Restrictions. At the time of grant of Retention Shares to a Participant, a certificate representing the number of shares of Common Stock granted shall be registered in the Participant’s name but shall be held by the Company for his or her account. The Participant shall have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such Retention Shares, including the right to vote such Retention Shares and, unless the Committee shall determine otherwise, the right to receive dividends thereon, subject to the following: (i) subject to Section 9(c), the Participant shall not be entitled to delivery of the stock certificate until the expiration of the Restriction Period and the satisfaction of any Vesting Conditions; (ii) none of the Retention Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restriction Period or prior to the satisfaction of any Vesting Conditions; and (iii) all of the Retention Shares shall be forfeited and all rights of the Participant to such Retention Shares shall terminate without further obligation on the part of the Company unless the Participant remains in the continuous employment of the Company or a Subsidiary for the entire Restriction Period, except as provided by Sections 9(a) and

9(c), and any applicable Vesting Conditions have been satisfied. Any shares of Common Stock or other securities or property received as a result of a transaction listed in Section 11 shall be subject to the same restrictions as such Retention Shares.

(c) Termination of Employment.

(i) Disability and Retirement. If (A) a Participant ceases to be an employee of the Company or a Subsidiary prior to the end of a Restriction Period, by reason of disability due to the determination by the Company that the Optionee is disabled, as defined in section 22(e)(3) of the Code, or retirement, at or after age 55 and with at least five (5) years of credited Company service, and (B) all Vesting Conditions have been satisfied, the Retention Shares granted to such Participant shall immediately vest and all restrictions applicable to such shares shall lapse. A certificate for such shares shall be delivered to the Participant in accordance with the provisions of Section 9(d).

(ii) Death. If (A) a Participant ceases to be an employee of the Company or a Subsidiary prior to the end of a Restriction Period by reason of death, and (B) all Vesting Conditions have been satisfied, the Retention Shares granted to such Participant shall immediately vest in his or her Beneficiary, and all restrictions applicable to such shares shall lapse. A certificate for such shares shall be delivered to the Participant’s Beneficiary in accordance with the provisions of

Section 9(d).

(iii) All Other Terminations. If a Participant ceases to be an employee of the Company or a Subsidiary prior to the end of a Restriction Period for any reason other than death, disability or retirement as provided in Section 9(c)(i) and (ii), the Participant shall immediately forfeit all Retention Shares then subject to the restrictions of Section 9(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow a Participant whose employment so terminated to retain any or all of the Retention Shares then subject to the restrictions of Section 9(b) and all restrictions applicable to such retained shares shall lapse. In such latter event, a certificate for such retained shares shall be delivered to the Participant in accordance with the provisions of Section 9(d).

(iv) Vesting Conditions. If a Participant ceases to be an employee of the Company or a Subsidiary for any reason prior to the satisfaction of any Vesting Conditions, the Participant shall immediately forfeit all Retention Shares then subject to the restrictions of Section 9(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow a Participant whose employment has so terminated to retain any or all of the Retention Shares then subject to the restrictions of Section 9(b) and all restrictions applicable to such retained shares shall lapse. In such latter event, a certificate for such retained shares shall be delivered to the Participant in accordance with the provisions of Section 9(d).

(d) Payment of Retention Shares. At the end of the Restriction Period and after all Vesting Conditions have been satisfied, or at such earlier time as provided for in Section 9(c) or as the Committee, in its sole discretion, may otherwise determine, all restrictions applicable to the Retention Shares shall lapse, and a stock certificate for a number of shares of Common Stock equal to the number of Retention Shares, free of all restrictions, shall be delivered to the Participant or his or her Beneficiary, as the case may be. If an amount is payable by a Participant to the Company or a Subsidiary under applicable withholding tax laws in connection with the lapse of such restrictions the Participant may make such payment, in whole or in part, by authorizing the Company to transfer to the Company Retention Shares otherwise deliverable to the Participant having a fair market value equal to the amount to be paid under such withholding tax laws.

10. REGULATORY APPROVALS AND LISTING

The Company shall not be required to issue to an Optionee, Participant or a Beneficiary, as the case may be, any certificate for any shares of Common Stock upon exercise of an option or for any Retention Shares granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (ii) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (iii) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

11. ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION

In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, spin-off, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Board, upon recommendation of the Committee, may make such equitable adjustments as it may deem appropriate in the number and kind of shares authorized by the Plan, in the option price of outstanding Options, and in the number and kind of shares or other securities or property subject to Options or covered by outstanding Awards. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Options or Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Options or Awards so replaced. Moreover, the Committee may on or after the date of grant provide in the award agreement under the Plan that the holder of the Option or Awards may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award.

The Company will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

12. TERM OF THE PLAN

No Options or Retention Shares shall be granted pursuant to the Plan after August 18, 2009 but grants of Options and Retention Shares theretofore granted may extend beyond that date and the terms and conditions of the Plan shall continue to apply thereto.

13. TERMINATION OR AMENDMENT OF THE PLAN

The Board may at any time terminate the Plan with respect to any shares of Common Stock not at that time subject to outstanding Options or Awards, and may from time to time alter or amend the Plan or any part thereof (including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure that the Company may obtain any approval referred to in Section 10 or to ensure that the grant of Options or Awards, the exercise of Options or payment of Retention Shares or any other provision of the Plan complies with Section 16(b) of the Act), provided that no change with respect to any Options or Retention Shares theretofore granted may be made which would impair the rights of an Optionee or Participant without the consent of such Optionee or Participant and, further, that without the approval of stockholders, no alteration or amendment may be made which would (i) increase the maximum number of shares of Common Stock subject to the Plan as set forth in Section 5 (except by operation of Section 11), (ii) extend the term of the Plan, (iii) change the class of eligible persons who may receive Options or Awards of Retention Shares under the Plan or (iv) increase the limitation set forth in Section 5 on the maximum number of shares that any Participant may receive under the Plan.

14. LEAVE OF ABSENCE

A leave of absence other than an Approved Leave of Absence shall be deemed a termination of employment for purposes of the Plan. An Approved Leave of Absence shall not be deemed a termination of employment for purposes of the Plan (except for purposes of Section 8), but the period of such Leave of Absence shall not be counted toward satisfaction of any Restriction Period or any holding period described in Section 6(c).

15. GENERAL PROVISIONS

(a) Neither the Plan nor the grant of any Option or Award nor any action by the Company, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Company or a Subsidiary. The Company and each Subsidiary expressly reserve the right to discharge, without liability but subject to his or her rights under the Plan, any Optionee or Participant whenever in the sole discretion of the Company or a Subsidiary, as the case may be, its interest may so require.

(b) All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to conflict of laws doctrine.

(c) Notwithstanding any provision herein to the contrary, the Committee, under terms and conditions as it may prescribe, may permit certain Optionees (with respect to non-qualified options and stock appreciation rights) and certain Participants (with respect to Awards of Retention Shares) to make elections, engage in transactions or take any other action intended to defer the receipt of compensation for federal income tax purposes with respect to such Non-Qualified Options, Stock Appreciation Rights or Retention Shares.

16. EFFECTIVE DATE

The 1999 Stock Option and Retention Stock Plan was adopted by the Board effective as of October 4, 1999 and was approved by the stockholders of the Company on June 6, 2000.

Subject to stockholder approval, this Amended and Restated 1999 Stock Option and Retention Stock Plan shall become effective as of May 18, 2004.

QUICKSILVER RESOURCES INC.

By:
Glenn Darden, President and CEO

Appendix D

QUICKSILVER RESOURCES INC.

2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1. PURPOSE

The purpose of this 2004 Non-Employee Director Stock Option Plan of Quicksilver Resources Inc. is to promote and closely align the interests of non-employee directors with those of the shareholders of Quicksilver Resources Inc. by providing stock based compensation. The Plan is intended to strengthen Quicksilver Resources Inc.’s ability to attract and retain outstanding directors.

2. DEFINITIONS

The following terms shall have the meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Board” means the Board of Directors of the Company.

“Board Approval Date” shall have the meaning given to such term in Section 13.

“Cause” means that the Optionee has ceased to be a member of the Board due to a removal by the Company’s shareholders for cause pursuant to Section 141(k) of the Delaware General Corporation Law (or a successor provision thereto).

“Code” means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

“Common Stock” means the common stock of the Company.

“Company” means Quicksilver Resources Inc., a Delaware corporation, or any successor corporation.

“Fair Value” has the meaning given to such term in Section 6(d).

“Market Value per Share” means the closing sales price of a share of Common Stock on the New York Stock Exchange (or such other national securities exchange or market on which shares of Common Stock are then listed or quoted) on a particular date. In the event that there are no Common Stock transactions on such date, the Market Value per Share shall be determined by utilization of the above formula as of the immediately preceding date on which there were Common Stock transactions.

“Non-Employee Director” means any member of the Board of Directors of the Company who is not an employee of the Company or a Subsidiary.

“Option” means an option to purchase shares of Common Stock granted under the Plan.

“Optionee” means any Non-Employee Director of the Company who is granted an Option under the Plan.

“Plan” means this 2004 Non-Employee Director Stock Option Plan of Quicksilver Resources Inc., as amended from time to time.

“Shareholder Approval Date” shall have the meaning given to such term in Section 13.

“Subsidiary” means any corporation, partnership, or limited liability company of which the Company owns directly or indirectly at least a majority of the outstanding shares of voting stock or other voting interest.

“Total Disability” means a Board member’s termination as a director (other than an involuntary termination for Cause) due to his or her “permanent and total disability” within the meaning of Section 22(e)(3) of the Code and as determined by the Board.

3. ADMINISTRATION

The Plan shall be administered by the Board. The Board shall (i) grant Options to Optionees, and (ii) determine the terms and conditions of such Options, all in accordance with the provisions of the Plan. The Board shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and Options granted thereunder as it may deem necessary or advisable. Each Option shall be evidenced by an agreement to be executed by the Company and the Optionee containing provisions not inconsistent with the Plan (including without limitation provisions relating to acceleration of vesting or other adjustments in the event of a change in control of or business combination involving the Company). All determinations of the Board shall be by a majority of its members and shall be evidenced by resolution, written consent or other appropriate action, and the Board’s determinations shall be final.

4. ELIGIBILITY

All Non-Employee Directors are eligible to participate in the Plan.

5. STOCK SUBJECT TO THE PLAN

Subject to the provisions of Section 9 hereof, the maximum number and kind of shares as to which Options may at any time be granted under the Plan are 250,000 shares of Common Stock. Shares of Common Stock subject to Options under the Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company. Upon the expiration, termination or cancellation (in whole or in part) of unexercised Options, shares of Common Stock subject thereto shall again be available to be made subject to Options granted under the Plan.

6. GRANTS AND TERMS AND CONDITIONS OF OPTIONS

(a) One-Time Grant. Each Non-Employee Director in office on the Shareholder Approval Date shall be granted an Option as of that date to purchase a number of shares of Common Stock equal to $35,000 divided by the Fair Value as of the Shareholder Approval Date.

(b) New Director Grants. Each individual who first becomes a Non-Employee Director after the Shareholder Approval Date on a date other than the first business day of a calendar year shall be granted an Option as of the date such individual becomes a Non-Employee Director to purchase a number of shares of Common Stock equal to $35,000 (if the individual becomes a Non-Employee Director prior to July 1 of any year) or $17,500 (if the individual becomes a Non-Employee Director on or after July 1 of any year) divided by the Fair Value as of the date the individual first becomes a Non-Employee Director.

(c) Annual Awards. On the first business day of each calendar year beginning during the term of the Plan and after the Shareholder Approval Date, each individual who is a Non-Employee Director shall be granted as of such first business day (i) an Option to purchase a number of shares of Common Stock equal to $35,000 divided by the Fair Value as of that date, and (ii) an Option to purchase a number of shares of Common Stock equal to $35,000 divided by the Fair Value as of that date, provided that the Non-Employee Director has elected in writing prior to the first business day of that calendar year to receive the Option described in this Section 6(c)(ii) in lieu of an equivalent amount of cash compensation from the Company. If the Non-Employee Director does not provide his or her election to receive the Option in the time and manner specified, the Director’s compensation from the Company under Section 6(c)(ii) will be $35,000 paid in cash.

(d) Fair Value. As noted above, the number of shares to be subject to any particular Option is to be determined with reference to the Fair Value which shall be either the Black Scholes Value (described below) or the value of an Option to purchase one share of Common Stock calculated using such other valuation methodology as may at the time of grant be used by the Company to value Options for financial reporting purposes, in each case as calculated as of the particular date of grant of the Option. For this purpose, “Black Scholes Value” means the value of an Option to purchase one share of Common Stock calculated using the Black Scholes option value model. Unless otherwise provided by the Board prior to the applicable date of grant, the Black Scholes option valuation for an Option to be granted on a particular date shall be based on the following assumptions:

—	the then current price of a share of Common Stock is equal to the Market Value per Share of Common Stock as of the date of grant of the Option;

—	the per share exercise price of the Option is equal to the Market Value per Share of Common Stock as of the date of grant of the Option;

—	the time until expiration of the Option is equal to the actual time until expiration of the Option (determined without regard to the provisions of Section 7);

—	the risk-free interest rate is the asked yield rate, as of the business day preceding the date of grant of the Option and as reported in the Wall Street Journal, for the U.S. Treasury Note or Bond having a maturity date that is closest to the date that is five years after the date of grant of the Option;

—	the volatility of the price of the Common Stock is calculated based on the closing price of a share of Common Stock on the last trading day of each month for each of the 60 months preceding the month in which the date of grant of the Option occurs; and

—	the dividend yield on the Common Stock equals the rate determined by dividing the product of four and the most recent quarterly dividend on the Common Stock as of the date of grant of the Option by the Market Value per Share of Common Stock as of the date of grant of the Option.

(e) Exercise Price. Each Option granted hereunder shall have a per share exercise price equal to the Market Value per Share of Common Stock as of the day such Option is granted.

(f) Vesting. Each Option granted hereunder shall be exercisable only to the extent that it is vested. Except as may otherwise be provided in the agreement evidencing the Option, each Option granted hereunder shall vest as to 1/12 of the total number of shares of Common Stock subject thereto (rounded up to the nearest whole share) on the last day of the first full calendar month following the date of grant of the Option, as to 1/12 of the total number of shares subject thereto (rounded up to the nearest whole share) on the last day of each of the 10 succeeding calendar months, and as to the balance of the shares of Common Stock subject thereto on the last day of the twelfth calendar month following the date of grant of the Option; provided, in each case, that the Non-Employee Director who received the Option has remained a member of the Board through the respective vesting date.

(g) Expiration. Except as otherwise provided in Section 7, each Option granted hereunder shall expire at the close of business on the day before the tenth anniversary of the date of grant of the Option or at such earlier time as may be provided in the agreement evidencing any such Option.

(h) Tax Status of Options. Each Option granted under the Plan shall be a nonqualified stock option and shall not be an “incentive stock option” within the meaning of Section 422 of the Code.

(i) Payment. Shares of Common Stock purchased pursuant to the exercise of an Option shall, at the time of purchase, be paid for in full. All, or any portion, of the Option exercise price may be paid by the surrender to the Company, at the time of exercise, of shares of previously acquired Common Stock owned by the Optionee and held for a period of at least 6 months, to the extent that such payment does not require the surrender of a fractional share of such previously acquired Common Stock. Such shares previously acquired shall be valued at Fair Value on the date the option is exercised in accordance with the procedures to be established by the Board. A holder of an Option shall have none of the rights of a shareholder until the shares of Common Stock are issued to him or her following exercise of the Option.

(j) Non-Transferability of Options. During an Optionee’s lifetime, the Option may be exercised only by the Optionee. Options shall not be transferable, except for exercise by the Optionee’s legal representatives or heirs; provided, however, that an Optionee may, with prior approval from the Board (or its designee), transfer an exercisable Option to (i) a member or members of the Optionee’s immediate family, (ii) a trust, the beneficiaries of which consist exclusively of members of the Optionee’s immediate family, (iii) a partnership, the partners of which consist exclusively of members of the Optionee’s immediate family, or (iv) any similar entity created for the exclusive benefit of members of the Optionee’s immediate family. The Board or its designee must approve the form of any transfer of an Option to or for the benefit of any immediate family member or members before such transfer shall be recognized as valid hereunder. For purposes of the preceding sentence, any remote, contingent interest of persons other than a member of the Optionee’s immediate family shall be disregarded. For purposes of this Section 6(j), immediate family means an Optionee’s spouse, children and grandchildren, including step and adopted children and grandchildren.

7. TERMINATION OF SERVICE

(a) Rights Upon Termination of Service. Upon an Optionee ceasing to be a member of the Board for any reason other than death, each Option of such Optionee shall be exercisable only as to those shares of Common Stock which were then subject to the exercise of such Option, provided that the Board may determine that particular limitations and restrictions under the Plan shall not apply, and such Option shall expire according to the following schedule:

(i) Retirement. Option shall expire, unless exercised, five (5) years after the Optionee’s retirement from the Board, at or after age 55, with at least five (5) years of service on the Board.

(ii) Disability. Option shall expire, unless exercised, five (5) years after the date the Optionee’s service on the Board is terminated due to the Optionee’s Total Disability.

(iii) Cause. Option shall expire upon Optionee’s service on the Board being terminated for Cause.

(iv) All Other Terminations. Option shall expire, unless exercised, three (3) months after the date of such termination.

In no event, however, shall any Option be exercisable pursuant to this Section 7(a) subsequent to the tenth anniversary of the date on which it is granted or subsequent to any earlier termination in accordance with the terms of the agreement evidencing such Option.

(b) Death of Optionee. Upon the death of an Optionee during his or her term of service on the Board, an Option shall be exercisable only as to those shares of Common Stock which were subject to the exercise of such Option at the time of his or her death, provided that the Board may determine that particular limitations and restrictions under the Plan shall not apply, and such Option shall expire, unless exercised by the Optionee’s legal representatives or heirs, five (5) years after the date of death.

In no event, however, shall any Option be exercisable pursuant to this Section 7(b) subsequent to the tenth anniversary of the date on which it is granted or subsequent to any earlier termination in accordance with the terms of the agreement evidencing such Option.

(c) Continuance of Service. Except as provided in Section 7(a) or 7(b), the vesting schedule applicable to an Option requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under the Plan. Service for only a portion of a vesting period, even if substantial, will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as a Board member as provided in Section 7(a) or Section 7(b).

8. REGULATORY APPROVALS AND LISTING

The Company shall not be required to issue to an Optionee any certificate for any shares of Common Stock upon exercise of an Option granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (ii) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (iii) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

9. ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION

In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, spin-off, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Board will make such equitable adjustments as it deems appropriate in the number and kind of shares authorized by the Plan, in the option price of outstanding Options, and in the number of shares subject to Options. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Options such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Options so replaced. Moreover, the Board may on or after the date of grant provide in the award agreement under the Plan that the holder of the Option may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Board may provide that the holder will automatically be entitled to receive such an equivalent award.

The Company will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

10. TERM OF THE PLAN

No Options shall be granted pursuant to the Plan after May 18, 2014 but grants of Options theretofore granted may extend beyond that date and the terms and conditions of the Plan shall continue to apply thereto.

11. TERMINATION OR AMENDMENT OF THE PLAN

The Board may at any time terminate the Plan with respect to any shares of Common Stock not at that time subject to outstanding Options and may from time to time alter or amend the Plan or any part thereof (including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure that the Company may obtain any approval referred to in Section 8 or to ensure that the grant of Options, the exercise of Options or any other provision or the Plan complies with Section 16(b) of the Act), provided that no change with respect to any Options theretofore granted may be made which would impair the rights of an Optionee without the consent of such Optionee and, further, that without the approval of shareholders, no alteration or amendment may be made which would (i) increase the maximum number of shares of Common Stock subject to the Plan as set forth in Section 5 (except by operation of Section 9), (ii) extend the term of the Plan, or (iii) change the class of eligible persons who may receive grants of Options under the Plan.

12. GENERAL PROVISIONS

(a) Neither the Plan nor the grant of any Option nor any action by the Company or the Board shall be held or construed to confer upon any person any right to continued service as a Non-Employee Director.

(b) All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to conflict of laws doctrine.

13. EFFECTIVE DATE

The Plan was adopted by the Board as of April 14, 2004 (the “Board Approval Date”) and will become effective immediately upon approval by the Company’s shareholders no later than 12 months after the Board Approval Date (the date upon which such shareholder approval is received being referred to as the “Shareholder Approval Date”).

QUICKSILVER RESOURCES INC.

By:
Glenn Darden, President and CEO

PROXY

QUICKSILVER RESOURCES INC.

777 West Rosedale Street

Fort Worth, Texas 76104

This proxy is solicited by the Board of Directors of Quicksilver Resources Inc. for the Annual Meeting of Stockholders on May 18, 2004.

The undersigned hereby appoints Bill Lamkin and Diane Weaver and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to vote all shares of Quicksilver Resources Inc. common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Daylight Time on Tuesday, May 18, 2004 at the Fort Worth Club, 306 West Seventh Street, Fort Worth, Texas 76102, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted for the nominees listed herein and/or each of the other proposals listed herein. As to such other matters that may properly come before the Annual Meeting, this proxy will be voted by the proxies listed herein according to their discretion.

Please mark your votes as indicated in this example:    ☒

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees: Anne Darden Self Steven M. Morris	☐	FOR all nominees (except as marked to contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees

INSTRUCTION: to withhold authority to vote for any individual nominee or nominees, strike through the nominee’s name above.

PROPOSAL 2: APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY

                ☐    FOR                ☐    AGAINST                ☐    ABSTAIN

PROPOSAL 3: AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

                ☐    FOR                ☐    AGAINST                ☐    ABSTAIN

PROPOSAL 4: AMENDMENT TO THE 1999 STOCK OPTION AND RETENTION STOCK PLAN

                ☐    FOR                ☐    AGAINST                ☐    ABSTAIN

PROPOSAL 5: 2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                ☐    FOR                ☐    AGAINST                ☐    ABSTAIN

Please check the following box if you plan to attend the Annual Meeting of Stockholders in person.     ☐

All shares will be voted as directed herein and, unless otherwise directed, will be voted “For” proposal 1, “For” proposal 2, “For” proposal 3, “For” proposal 4 and “For” proposal 5 and in accordance with the discretion of the person voting the proxy with respect to any other business properly brought before the meeting. You may revoke this proxy at any time prior to the time this proxy is voted.

Dated: , 2004

Signature

Signature

Please sign exactly as your name or names appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign. In the case of a corporation, partnership or other entity, the full name of the organization should be used and the signature should be that of a duly authorized officer or person.

Please vote, sign, date and return this proxy form promptly using the enclosed envelope.